Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock of  XOMA Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 19, 2020.

NOVARTIS PHARMA AG

By:	/s/ Lukas Foertsch
Name: Lukas Foertsch
Title: Authorized Signatory

By:	/s/ Stefan Thommen
Name: Stefan Thommen
Title: Authorized Signatory

NOVARTIS AG

By:	/s/ Christian Rehm
Name: Christian Rehm
Title: Authorized Signatory

By:	/s/ Felix Eichhorn
Name: Felix Eichhorn
Title: Authorized Signatory